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                                                                    Exhibit 23.1

                Consent of Dixon Odom PLLC, Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan for Employees and Stock Option Plan for Non-Employee Directors of North State Bancorp of our report dated February 15, 2002, included in the Annual Report of North State Bank for the year ended December 31, 2001.

/s/ Dixon Odom PLLC

Sanford, North Carolina
July 31, 2002